UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 2005



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


             Nevada                     0-32513                 87-0403239
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

          111 Airport Road, Warwick, Rhode Island               02889
          (Address of Principal Executive Offices)           (Zip Code)




       Registrant's telephone number, including area code: (401) 352-2300



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On July 8, 2005, ICOA, Inc. (the "Company") entered into an Agreement and Plan of Merger with LinkSpot Networks, Inc. ("Linkspot") and ancillary agreements (the "Merger Agreements") under which Linkspot has become a wholly-owned subsidiary of the Company. Under the Merger Agreements, the Company issued
18,000,000 shares of its common stock to the shareholders of Linkspot in exchange for 100% of the outstanding common stock of Linkspot. Forty percent of the 18 million shares issued are being held in escrow for a period of one year to cover the indemnity obligations of the former shareholders of Linkspot as set forth in the Merger Agreements.

In connection with the transaction, Linkspot and the Company entered into a Mutual Release Agreement with Transaction Network Services, Inc., ("TNS") a supplier and stockholder of Linkspot, under which TNS sold certain operating assets to Linkspot and Linkspot's and TNS's remaining obligations to the other party were terminated. Under the Mutual Release Agreement, ICOA has issued 500,000 shares of its common stock to TNS and has issued to TNS a warrant to purchase 1,869,159 shares of its common stock at $.0535 per share, the closing price of the common stock on the date preceding the transaction. Linkspot has also paid TNS $100,000 and has agreed to pay an additional $50,000 December 31, 2005. To the extent the additional $50,000 payment is not made, ICOA will be required to issue to TNS additional shares of ICOA common stock in accordance with the terms of the Mutual Release.

In connection with the merger, the Company entered into a Registration Rights agreement with all of the former shareholders of Linkspot whereby the Company agreed to register the 18 million shares issued in the transaction under certain circumstances. Pursuant to the Registration Rights agreement, the former shareholders of Linkspot may not sell their shares in the open market prior to the first anniversary of the transaction.

The Company also entered into an employment agreement with Alan Kobran, former President of Linkspot for a period of one year for compensation of $120,000 per year commencing on July 8, 2005. Mr. Kobran was also granted options for 1,200,000 shares of the Company's common stock under the Company's 2005 Stock Incentive Plan.


ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On July 8, 2005, the Company, in connection with the merger, issued 18,000,000 shares of common stock to the former shareholders of LinkSpot Networks, Inc. ("Linkspot").

On July 8, 2005 in connection with an employment agreement entered into with Michael Kobrin, the company issued an option of 1,200,000 shares of common stock at an exercise price of $0.0535 per share.

On July 8, 2005, the Company, in connection with the Release Agreement with Transaction Network Services, Inc. ("TNS") issued 500,000 shares of its common stock to TNS and a warrant to purchase 1,869,159 shares of common stock at a price of $0.0535 per share.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS


     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibit No. Description

            99.1       Agreement  and Plan of Merger
            99.2       Registration Rights Agreement
            99.3       Escrow Agreement
            99.4       Employment Agreement
            99.5       Release Agreement













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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                        ICOA, INC.

Date:    July 14, 2005                        By:      /s/ Erwin Vahlsing, Jr.
                                                       -------------------------
                                              Name:    Erwin Vahlsing, Jr.
                                              Its:     Chief Financial Officer